Exhibit 4.2

Execution Version

LGI HOMES, INC.,
as Issuer
THE SUBSIDIARY GUARANTORS PARTY HERETO,
as Subsidiary Guarantors,
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
______________________
Third Supplemental Indenture
Dated as of June 28, 2021
______________________
4.000% Senior Notes due 2029

    -i-

Appendix A – Provisions Relating to the Notes
Exhibit A – Form of Note
Exhibit B – Form of Transferee Letter of Representation
    -ii-

THIRD SUPPLEMENTAL INDENTURE, dated as of June 28, 2021 (this “Supplemental Indenture”), to the Indenture dated as of July 6, 2018 (as amended, modified or supplemented from time to time in accordance therewith, the “Indenture”), by and among LGI HOMES, INC., a Delaware corporation (the “Company”), each of the Subsidiary Guarantors (as defined herein) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein):
WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of the Company’s debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series as in the Indenture provided (as defined therein, “Securities”);
WHEREAS, the Company and the Subsidiary Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 4.000% Senior Notes due 2029, substantially in the form attached hereto as Exhibit A (the “Notes”), guaranteed by the Subsidiary Guarantors, on the terms set forth herein;
WHEREAS, Section 2.01 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Subsidiary Guarantors and the Trustee for such purpose provided certain conditions are met;
WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and
WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;
NOW, THEREFORE:
In consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Company and the Subsidiary Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:
ARTICLE ONE

Scope of Supplemental Indenture; General
The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other

Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “4.000% Senior Notes due 2029.” The Notes shall be in the form of Exhibit A hereto, which is hereby incorporated into this Supplemental Indenture by reference. The Notes shall be guaranteed by the Subsidiary Guarantors as provided in such form and the Indenture.
ARTICLE TWO

Certain Definitions
The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein will govern.
“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.
“Additional Notes” means any additional Notes issued from time to time under the Indenture having the same terms as the initial Notes other than the size, price, issue date and first interest payment.
“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person.
“Affiliated Persons” means, with respect to any specified Person, (1) such specified Person’s parents, spouse, siblings, descendants (including adoptees), step children, step grandchildren, nieces and nephews and their respective spouses, (2) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (1) of this definition, and in the event of the incompetence or death of any of the persons described in clause (1), such person’s executor, administrator, committee or other personal representative or similar fiduciary, (3) any trusts or private foundations created primarily for the benefit of, or controlled at the time of creation by, any of the persons described in the above clause (1) or (2) of this definition, or any trusts or private foundations created primarily for the benefit of any such trust or private foundation or for charitable purposes, and (4) any company, partnership, or other entity or investment vehicle controlled by any of the Persons referred to in clause (1), (2) or (3) of this definition or the holdings of which are for the primary benefit of any of such Persons.
“Applicable Premium” means, with respect to any Note on any Redemption Date, the excess, if any, of (1) the present value at such Redemption Date of (A) 100% of the principal amount of the Note redeemed, plus (B) all required interest payments due on such Note (excluding accrued but unpaid interest to the Redemption Date) to, but excluding, January 15, 2029, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (2) the principal amount of such Note, which Applicable Premium shall be calculated by the Company, and the Trustee shall have no obligation to verify or confirm any such calculation.
“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any Capitalized Lease included in any such Sale and Leaseback Transaction.
“Below Investment Grade Rating Event” means that the Notes become rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) (the “Ratings Decline Period”). In determining whether a Change of Control has occurred for purposes of this definition, the last paragraph under the definition of “Change of Control” shall be disregarded.
“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in any of The City of New York, New York, Houston, Texas or a place of payment are authorized or obligated by law, regulation or executive order to remain closed.
“Capitalized Lease” means, at the time any determination thereof is to be made, a lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on the Issue Date (whether or not such operating lease obligations were in effect on such date or entered into thereafter) shall continue to be accounted for as operating lease obligations (and not as a Capitalized Lease) for purposes of the Indenture regardless of any change in GAAP following the Issue Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as a Capitalized Lease.
“Capitalized Lease Obligation” of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on the Issue Date (whether or not such operating lease obligations were in effect on such date or entered into thereafter) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of the Indenture regardless of any change in GAAP following the Issue Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.
“Cash Equivalents” means:
(1)    marketable obligations with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof;
(2)    demand and time deposits and certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and is assigned at least a “B” rating by Thomson Financial BankWatch;
(3)    commercial paper maturing no more than 180 days from the date of creation thereof issued by an entity that is not the Company or an Affiliate of the Company, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;
(4)    repurchase obligations with a term of not more than 10 days for underlying securities of the types described in clause (1) of this definition entered into with any commercial bank meeting the specifications of clause (2) of this definition; and
(5)    investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) of this definition.
“Change of Control” means the occurrence of any of the following events:
(1)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any Permitted Holder, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall not be deemed to have “beneficial ownership” of shares that such person has the right to acquire so long as such person does not have the right to direct the voting of such shares), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of a Person held by any other Person (the “parent entity”), if such person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);
(2)    the stockholders of the Company adopt a plan of liquidation or dissolution of the Company; provided that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control pursuant to the proviso contained in clause (3) of this definition shall not constitute a Change of Control; or
(3)    the sale of all or substantially all the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis) to another Person (other than by way of merger or consolidation and other than to the Company or any of its Subsidiaries); provided that a transaction following which each transferee is or becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets shall not constitute a Change of Control.
Notwithstanding the foregoing, any of the events described above in clauses (1) through (3) of this definition shall not constitute a “Change of Control” (i) after a Suspension Event unless a Below Investment Grade Rating Event also occurs in connection therewith and (ii) if the Notes are rated below an Investment Grade Rating prior to the announcement of such event, unless a Ratings Decline also occurs in connection therewith.
“Change of Control Offer” has the meaning set forth in Section 4.09(b).
“Company” means the party named as such in this Supplemental Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the Redemption Date to January 15, 2029, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to January 15, 2029.
“Comparable Treasury Price” means, with respect to any Redemption Date, if clause (2) of the Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such Redemption Date.
“Consolidated Net Tangible Assets” means, as of any date, the total amount of assets of the Company and the Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106 (now referred to as Accounting Standards Codification

Topic 715, Compensation—Retirement Benefits), (2) Intangible Assets and (3) any assets securing Non-Recourse Indebtedness. In addition, for purposes of calculating the Consolidated Net Tangible Assets, investments, acquisitions, mergers, consolidations, dispositions, amalgamations, discontinued operations (as determined in accordance with GAAP), any operational changes and changes in the composition of the Restricted Subsidiaries that have been made by the Company or any of its Restricted Subsidiaries, or any Person or any of its Restricted Subsidiaries acquired by, merged or consolidated with the Company or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, subsequent to the end of the most recently completed fiscal quarter and on or prior to the date of determination will be given pro forma effect as if they had occurred at the end of such fiscal quarter. For purposes of this definition, whenever pro forma effect is given to a transaction or other event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.
“Credit Facilities” means one or more debt facilities, indentures or commercial paper facilities, in each case, with banks or other lenders or investors or credit providers or a trustee providing for the revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit or issuances of debt securities, including any related notes, guarantees, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.
“Directly Related Assets” means, with respect to any particular property or categories of properties, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), distributions, products, rents, and profits thereof and improvements and accessions and additions thereto.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided further, however, that any Equity Interests that would constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to redeem such Equity Interests upon the occurrence of a change in control or asset sale occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests.
“Equal and Ratable Secured Indebtedness” has the meaning set forth in Section 4.11(a).
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person but excluding from all of the foregoing any debt securities convertible into Equity Interests.
“Event of Default” has the meaning set forth in Section 6.01.
“Exempt Sale and Leaseback Transaction” has the meaning set forth in Section 4.12(b).
“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would reasonably expected to be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board of Directors or committee thereof.
“Final Offering Memorandum” means the final offering memorandum dated June 28, 2021 for the sale of the Notes by the Company.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.
“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.
“Guarantee” means the guarantee of the Notes executed by each Subsidiary Guarantor.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.
“Holder” means any registered holder, from time to time, of the Notes.
“Housing Unit” means a detached or attached (including townhouse condominium or condominium) single-family house (but excluding mobile homes) owned by the Company or a Subsidiary (1) which is completed or for which there has been a start of construction and (2) which has been or is being constructed on any real estate which immediately prior to the start of construction constituted a Lot.
“Increased Amount” has the meaning set forth in Section 4.11(d).
“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Company or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.
“Indebtedness” of any Person at any date means, without duplication:
(1)    all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)    obligations in respect of all drafts drawn under letters of credit issued for the account of such Person that have not been reimbursed within 30 days following receipt by such Person of a demand for reimbursement;
(4)    all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses;
(5)    the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;
(6)    the principal portion of all Capitalized Lease Obligations of such Person;
(7)    all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(8)    all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that (i) Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis and (ii) only the liabilities relating to any such guarantee that are recorded as liabilities, or required (in accordance with GAAP) to be recorded as liabilities, on the balance sheet of such Person shall be considered Indebtedness of such Person (it being understood that any increase in liabilities recorded or required to be recorded on such Person’s balance sheet shall be deemed to be an “incurrence” of Indebtedness by such Person at the time of such increase);
(9)    all Attributable Indebtedness;
(10)    to the extent not otherwise included in this definition, Hedging Obligations of such Person (calculated as the net termination value of the agreements or arrangements giving rise to such obligations that would be payable by such Person at such date); and
(11)    all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.
Notwithstanding the foregoing, the following shall not be considered Indebtedness:
(a)    earn-outs or similar profit sharing or participation arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities;

(b)    accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business;
(c)    completion guarantees entered into in the ordinary course of business;
(d)    any obligation of a Person, as the lessee under an Operating Lease, which would appear with respect to such Operating Lease as a liability on a balance sheet of such Person before or after giving effect to the New Lease Standards;
(e)    obligations in respect of (i) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (ii) assessments or agreements for the funding of roads, sewers or other infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a land developer or homebuilder; and
(f)    Indebtedness that has been discharged or defeased in accordance with its governing documents.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described in this definition, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7) of this definition, the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP. For purposes of clause (5) of this definition, the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.
“Indenture” has the meaning set forth in the Preamble.
“Initial Default” has the meaning set forth in Section 4.04(b).
“Intangible Assets” means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset to its Fair Market Value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.
“interest” means, with respect to the Notes, interest on the Notes.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P, or any other equivalent investment grade rating by any Rating Agency.
“Issue Date” means June 28, 2021.
“Joint Venture” means a corporation, limited liability company, partnership or other entity engaged in a Permitted Business (other than an entity constituting a Subsidiary of the Company) in which the Company or any of its Restricted Subsidiaries owns, directly or indirectly, at least 20% of the Equity Interests.
“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).
“Lots” means all land owned by the Company or a Subsidiary which is zoned by the applicable governmental authority having jurisdiction for construction and use as Housing Units.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to its debt rating business.
“New Lease Standards” means Financial Accounting Standards Board Accounting Standards Update 2016-02, Topic 842 (Leases), as the same may be modified, revised and replaced. As used herein, the New Lease Standards have been given effect with respect to any financial statement reflecting the use of the New Lease Standards.
“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 365 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for (a) environmental warranties or indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics liens or (c) similar customary “bad-boy” guarantees.
“Notes” has the meaning set forth in the Recitals.
“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.
“Officer” means, with respect to any Person, (1) the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers of words added before or after the title “Vice President”), the Chief Financial Officer, the Chief Accounting Officer, the Chief Administrative Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the Indenture by the board of directors of such Person.
“Operating Lease” means (1) before giving effect to the New Lease Standards, any lease other than a Capitalized Lease, and (2) after giving effect to the New Lease Standards, any lease other than a finance lease (as defined in the New Lease Standards).
“Permitted Business” means the businesses engaged in by the Company and its Subsidiaries on the Issue Date and businesses that are reasonably related, ancillary or complementary thereto or reasonable extensions thereof.
“Permitted Deferred Purchase Price Indebtedness” means Indebtedness in the nature of deferred purchase price (including earnout, deferred additional payment or similar incentive arrangements) owed to sellers of real property and incurred by the Company or a Restricted Subsidiary in the ordinary course of business in connection with the purchase of such real property in an amount reasonably projected in good faith by the Company to be payable to such seller.
“Permitted Holders” means Eric T. Lipar and any of his Affiliated Persons.
“Permitted Liens” means the following types of Liens:
(1)    (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental or quasi-governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(2)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, development obligations, progress payments, utility services, developer’s or other obligations to make on-site or off-site improvements and other similar obligations (exclusive of obligations for the payment of borrowed money);
(3)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(4)    Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;
(5)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;
(6)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(7)    leases or subleases, licenses or sublicenses, (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary;
(8)    Liens arising from filing Uniform Commercial Code financing statements regarding leases;
(9)    Liens securing all of the Notes and Liens securing any Guarantee;
(10)    Liens in favor of the Trustee under and as permitted by the Indenture;
(11)    Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date, plus renewals and extensions of such Liens;
(12)    Liens in favor of the Company or a Subsidiary Guarantor;

(13)    Liens on (i) any Borrowing Base Property (as defined in the Revolving Credit Facility on the Issue Date), (ii) any direct or indirect ownership interest in the Company or any Person owning any Borrowing Base Property, or (iii) any (a) model homes, (b) homes held for sale, (c) homes that are under contract for sale, (d) contracts for the sale of homes, (e) land (improved or unimproved), (f) manufacturing plants, (g) warehouses or (h) office buildings, and fixtures and equipment located thereat or thereon;
(14)    Liens securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary; provided, that such Liens apply only to (a) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 365 days after the incurrence of such Non-Recourse Indebtedness and (b) Directly Related Assets;
(15)    Liens securing Purchase Money Indebtedness; provided that such Liens apply only to (a) the property described in the definition of “Purchase Money Indebtedness” within 365 days after the incurrence of such Purchase Money Indebtedness and (b) Directly Related Assets;
(16)    Liens securing Acquired Indebtedness; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than Directly Related Assets);
(17)    Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any Restricted Subsidiary (and not created in anticipation or contemplation thereof) and Directly Related Assets;
(18)    Liens to secure Attributable Indebtedness permitted to be incurred under the Indenture; provided that any such Lien shall not extend to or cover any assets of the Company or any Restricted Subsidiary other than (a) the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred and (b) Directly Related Assets;
(19)    Liens securing Indebtedness of the Company or its Restricted Subsidiaries in respect of Indebtedness of a Joint Venture; provided that, with respect to such Indebtedness, such Liens do not extend to assets of the Company or its Restricted Subsidiaries other than (a) assets of the Joint Venture or (b) the Equity Interests held by the Company or a Restricted Subsidiary in such Joint Venture to the extent that such Liens secure Indebtedness in respect of such Joint Venture owing to lenders who have also been granted Liens on assets of such Joint Venture to secure Indebtedness of such Joint Venture;
(20)    Liens to secure Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided that in each case such Liens do not extend to any additional assets (other than Directly Related Assets);

(21)    attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;
(22)    Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary owing to lenders who have also been granted Liens on assets of such Unrestricted Subsidiary to secure such Indebtedness;
(23)    any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under the Indenture;
(24)    Liens for homeowner and property owner association developments and assessments;
(25)    pledges, deposits and other Liens existing under, or required to be made in connection with, (a) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (b) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (c) agreements for the funding of roads, sewers or other infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a land developer or homebuilder;
(26)    Liens securing obligations of the Company or any Restricted Subsidiary to any third party in connection with Permitted Deferred Purchase Price Indebtedness, provided that such Liens do not at any time encumber any property, other than property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds therefrom) acquired in connection therewith and the proceeds and products thereof; and
(27)    Liens securing Hedging Obligations and cash management obligations.
“Permitted Sale and Leaseback Transaction” has the meaning set forth in Section 4.12(a).
“Plan of Liquidation,” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person and such Person’s Subsidiaries (taken as a whole) otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.
“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Company or any Restricted Subsidiary incurred for the purpose of financing or refinancing of all or any part of the purchase price of property, plant or equipment used in the business of the Company or any Restricted Subsidiary or the cost of installation, construction, expansion, replacement, repair or improvement thereof; provided, however, that (1) such Indebtedness shall not be secured by any asset other than the specified asset being financed, assets and property affixed or appurtenant thereto, customary deposits in connection therewith and accessions, additions, improvements, proceeds, dividends or distributions thereof and in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (2) such Indebtedness shall be incurred within 365 days after such acquisition of such asset by the Company or such Restricted Subsidiary or such installation, construction, expansion, replacement, repair or improvement.
“Quotation Agent” means the Reference Treasury Dealer selected by the Company.
“Rating Agency” means each of S&P and Moody’s or, if S&P or Moody’s or both shall cease to rate the Notes, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.
“Ratings Category” means:
(1)    with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and
(2)    with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories).
In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Ratings Categories (1, 2 and 3 for Moody’s; or + and – for S&P) will be taken into account (e.g., with respect to S&P a decline in rating from BB+ to BB, as well as from BB to B+, will constitute a decrease of one gradation).
“Ratings Decline” means a downgrade by one or more gradations (including gradations within Ratings Categories as well as between Ratings Categories) or withdrawal of the rating of the Notes within the Ratings Decline Period by each of the Rating Agencies (unless the applicable Rating Agency shall have put forth a written statement to the effect that such downgrade is not attributable, in whole or in part, to the applicable Change of Control); provided, that no Ratings Decline shall be deemed to occur if, following such downgrades, the rating of the Notes by either Rating Agency is equal to or better than the rating of the Notes by such Rating Agency on the Issue Date.

“Ratings Decline Period” has the meaning set forth in the definition of “Below Investment Grade Rating Event.”
“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.
“Reference Treasury Dealer” means Wells Fargo Securities, LLC, BofA Securities, Inc. and Fifth Third Securities, Inc., and their respective successors and assigns and three other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.
“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.
“Refinanced Indebtedness” has the meaning set forth in the definition of “Refinancing Indebtedness.”
“Refinancing Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Company or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid, accrued and unpaid interest and the amount of all fees and expenses incurred by the Company or any Restricted Subsidiary in connection therewith) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:
(1)    if the Refinanced Indebtedness was Subordinated Indebtedness with respect to the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly subordinated in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;
(2)    the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;
(3)    the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and
(4)    the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets (or groups or categories of assets), that the Refinanced Indebtedness being repaid, extended or amended is secured.
“Reinstatement Date” has the meaning set forth in Section 4.08(b).
“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
“Revolving Credit Facility” means the Company’s Fifth Amended and Restated Credit Agreement dated as of April 28, 2021, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its debt rating business.
“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.
“Secured Indebtedness” means any Indebtedness which is secured by (1) a Lien in or on any property of the Company or any Restricted Subsidiary or (2) a Lien in or on shares of capital stock owned directly or indirectly by the Company or any Restricted Subsidiary or in respect of Indebtedness of a Person in which the Company or any Restricted Subsidiary has an Equity Interest. The securing in the foregoing manner of any Indebtedness which immediately prior thereto was not Secured Indebtedness shall be deemed to be the creation of Secured Indebtedness at the time the Lien is created, incurred, assumed or otherwise caused to exist or become effective.
“Securities” has the meaning set forth in the Recitals.
“Securities Act” means the Securities Act of 1933, as amended.
“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(4) or (5) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.
“Specified Courts” has the meaning set forth in Section 9.01.
“Subordinated Indebtedness” means Indebtedness of the Company or any Subsidiary Guarantor that is subordinated in right of payment to the Notes or the Guarantees, respectively.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity that is or is required to be consolidated in the consolidated financial statements of such Person in accordance with GAAP. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Company.
“Subsidiary Guarantors” means, as of the Issue Date, each Restricted Subsidiary that guarantees the obligations under the Revolving Credit Facility, and after the Issue Date, each Restricted Subsidiary that guarantees Indebtedness (limited to clauses (1), (2) or (3) of the definition thereof) under any syndicated Credit Facility (including, without limitation, the Revolving Credit Facility) or capital markets debt securities in excess of $50,000,000 of either the Company or any Subsidiary Guarantor, in each case, until such Person is released from its Guarantee.
“Successor” has the meaning set forth in Section 5.01(a)(1)(B).
“Supplemental Indenture” has the meaning set forth in the Preamble.
“Suspended Covenant” has the meaning set forth in Section 4.08(a).
“Suspended Provisions” has the meaning set forth in Section 4.08(a).
“Suspension Event” has the meaning set forth in Section 4.08(a).
“Suspension Event Notice” has the meaning set forth in Section 4.08(a).
“Suspension Period” has the meaning set forth in Section 4.08(b).
“TIA” means the Trust Indenture Act of 1939, as amended.
“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after January 15, 2029, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day immediately preceding the Redemption Date.
“Triggering Lien” has the meaning set forth in Section 4.11(a).
“Trustee” means the Person named as such above until a successor replaces it in accordance with the applicable provisions of the Indenture, and thereafter “Trustee” means each Person who is then a Trustee hereunder.
“Unrestricted Subsidiary” means (1) none of our Subsidiaries, as of the Issue Date, (2) thereafter, any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Company in accordance with Section 4.10 and (3) any Subsidiary of an Unrestricted Subsidiary under clause (2).
“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant Equity Interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.
“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then-outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Company or through one or more Wholly Owned Restricted Subsidiaries.
ARTICLE THREE

The Notes
Section 3.01.    Form and Dating.
Provisions relating to the Notes are set forth in Appendix A hereto, which is hereby incorporated in and expressly made part of this Supplemental Indenture.

Section 3.02.    Execution, Authentication, Delivery and Dating.
The first paragraph of Section 2.04 of the Indenture shall be amended by replacing that paragraph of Section 2.04 of the Indenture in its entirety with the following, but only with respect to the Notes:
Two Officers of the Company shall sign the Securities on behalf of the Company and, with respect to any related Guarantees, an Officer of each Subsidiary Guarantor shall sign the Notation of Guarantee on behalf of such Subsidiary Guarantor, in each case by manual signature, facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) or other electronic signature (including, without limitation, DocuSign and AdobeSign).
Section 3.03.    Issuance of Additional Notes.
The following provisions shall be added to Article II of the Indenture, but only with respect to the Notes:

SECTION 2.18    Issuance of Additional Notes.
After the Issue Date, the Company shall be entitled to issue Additional Notes under the Indenture, which Additional Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the size, price, issue date and first interest payment. The Notes issued on the Issue Date and the Additional Notes under the Indenture shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.
With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
(a)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture;
(b)    the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that a separate CUSIP number will be issued for any Additional Notes unless the Notes and the Additional Notes are fungible for U.S. federal income tax purposes; and
(c)    the other statements required by Section 2.04.

ARTICLE FOUR

Redemption
Section 4.01.    Selection of Securities To Be Redeemed.
Section 3.03 of the Indenture shall be amended by replacing that section of the Indenture in its entirety with the following, but only with respect to the Notes:
SECTION 3.03    Selection of Securities To Be Redeemed.
(a)    If less than all of the Notes are to be redeemed at any time pursuant to Section 3.12, the Trustee will select Notes for redemption on a pro rata basis unless otherwise required by law, applicable stock exchange requirements (so long as the Trustee has actual knowledge of a listing on such stock exchange) or Depository procedures.
(b)    No Notes of $2,000 or less shall be redeemed in part.
(c)    If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. Subject to the satisfaction (or waiver) of any conditions precedent, Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portions of Notes called for redemption.
(d)    The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
(e)    For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of the Notes shall relate, in the case of any of the Notes redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.
Section 4.02.    Notice of Redemption.
The first paragraph of Section 3.04 of the Indenture shall be amended by replacing that paragraph of Section 3.04 of the Indenture in its entirety with the following, but only with respect to the Notes:
Notice of redemption shall be mailed by first class mail to each Holder of Notes to be redeemed at its registered address or otherwise delivered in accordance with the procedures of the Registrar not less than 10 days nor more than 60 days prior to the Redemption Date; provided, however, that notices of redemption may be delivered more than 60 days prior to a Redemption Date if such notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. The notice of redemption will state whether the redemption is conditioned on any events and what such conditions are.
Section 4.03.    Effect of Notice of Redemption.
Section 3.05 of the Indenture shall be amended by replacing that section of the Indenture in its entirety with the following, but only with respect to the Notes:
SECTION 3.05    Effect of Notice of Redemption.
(a)    Once notice of redemption is sent, subject to the satisfaction (or waiver) of any conditions precedent, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates specified pursuant to Section 2.01.
(b)    Any such redemption of Notes or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Company’s sole discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed, and/or that such notice may be rescinded at any time by the Company if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). If any Redemption Date shall be delayed as contemplated by this subsection and the terms of the applicable notice of redemption, such Redemption Date as so delayed may occur at any time after the original Redemption Date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original Redemption Date or more than 60 days after the date of the applicable notice of redemption. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
Section 4.04.    Optional Redemption.
The following provision shall be added to Article III of the Indenture, but only with respect to the Notes:
SECTION 3.12    Optional Redemption.

(a)    Redemption of the Notes, as permitted by any provision of this Indenture, shall be made in accordance with such provision, Article III of this Indenture and paragraph 5 of the Notes.
(b)    At any time prior to January 15, 2029, the Company shall be entitled at its option to redeem all or a part of the Notes at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the Redemption Date, subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
(c)    Except pursuant to Section 3.12(b), the Notes will not be redeemable at the Company’s option prior to January 15, 2029.
(d)    On and after January 15, 2029, the Company shall be entitled at its option to redeem all or a part of the Notes at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date, subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
ARTICLE FIVE

Covenants
Section 5.01.    Compliance Certificate.
Clause (b) of Section 4.04 of the Indenture shall be amended by replacing that clause of Section 4.04 of the Indenture in its entirety with the following, but only with respect to the Notes:
(b)    The Company or any Subsidiary Guarantor shall, so long as Securities of any series are outstanding, deliver to the Trustee, within 30 days after any Officer of the Company or such Subsidiary Guarantor, as the case may be, becomes aware of any Default or Event of Default under this Indenture that is then continuing, an Officers’ Certificate stating that a Default or an Event of Default has occurred, specifying such Default or Event of Default and what action the Company or such Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto. If a Default or Event of Default for a failure to report or failure to deliver a required certificate in connection with another Default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default or Event of Default for a failure to report or failure to deliver a required certificate in connection with another Default that resulted solely because of such Initial Default will also be cured without any further action.

Section 5.02.    Additional Covenants.
The following provisions shall be added to Article IV of the Indenture for the benefit of Holders, but only with respect to the Notes:

SECTION 4.08    Covenant Suspension.
(a)    At any time after the Notes have received an Investment Grade Rating from both of the Rating Agencies (a “Suspension Event”), upon notice by the Company to the Trustee certifying that a Suspension Event has occurred and that, at the time of the giving of such notice, no Default has occurred and is continuing under this Indenture (a “Suspension Event Notice”), then, at the option of the Company, the covenant in Section 4.13 (the “Suspended Covenant”) will be suspended and the Company and its Restricted Subsidiaries will not be subject to such covenant. In addition, upon the occurrence of a Suspension Event, at the option of the Company, the Guarantees of the Subsidiary Guarantors will also be released (together with the Suspended Covenant, the “Suspended Provisions”).
(b)    If at any time following the occurrence of a Suspension Event, the Notes’ credit rating is below an Investment Grade Rating by any Rating Agency, then the Suspended Provisions will thereafter be reinstated as if such provisions had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture, unless and until the Notes subsequently attain an Investment Grade Rating from both of the Rating Agencies and no Default is in existence and continuing at such time (in which event the Suspended Provisions shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both of the Rating Agencies); provided, however, that no Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Provisions based on, and none of the Company nor any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below) that were permitted at such time, regardless of whether such actions or events would not have been permitted if the Suspended Provisions had remained in effect during such period. The period of time between the Suspension Event and the Reinstatement Date is referred to as the “Suspension Period.”
(c)    Promptly following the occurrence of any Suspension Event or Reinstatement Date, the Company will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Suspension Event or Reinstatement Date has occurred, monitor the ratings of the Notes or notify the Holders of any Suspension Event or Reinstatement Date.
SECTION 4.09    Change of Control.
(a)    Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of repurchase plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in Section 4.09(b).
(b)    Within 30 days following any Change of Control, the Company shall mail a notice to each Holder and any agent appointed for such purpose with a copy to the Trustee (the “Change of Control Offer”) stating:
(1)    that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of repurchase, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date);
(2)    the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
(3)    the instructions, as determined by the Company, consistent with this Section 4.09, that a Holder must follow in order to have its Notes repurchased.
(c)    Holders electing to have a Note repurchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the agent or the Company receives not later than one Business Day prior to the repurchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for repurchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.
(d)    On the repurchase date, all Notes repurchased by the Company under this Section 4.09 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.
(e)    The Company shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer made by the Company and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption or discharge that is or has become unconditional has been given pursuant to Section 3.12 or Section 8.01, unless and until there is a default in payment of the applicable Redemption Price or discharge.
(f)    Notwithstanding any other provision of this Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(g)    The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.
(h)    Notwithstanding the foregoing, in connection with any tender offer or Change of Control Offer, if the Holders of Notes of not less than 90% in the aggregate principal amount of the outstanding Notes validly tender and the Company or a third-party in lieu of the Company purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to redeem all Notes that then remain outstanding following such purchase at a Redemption Price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer or Change of Control Offer plus, to the extent not included in the tender offer or Change of Control Offer, accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.
SECTION 4.10    Limitations on Designation of Unrestricted Subsidiaries.
(a)    The Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if (1) that designation would not cause a Default and (2) the Company concurrently designates, or has previously designated, such Restricted Subsidiary to be an Unrestricted Subsidiary pursuant to and in compliance with each syndicated Credit Facility. The Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary.
(b)    Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary must be evidenced by delivery to the Trustee of an Officers’ Certificate certifying that such designation complied with Section 4.10(a).
(c)    If, at any time, any Unrestricted Subsidiary would fail to meet the definition of “Unrestricted Subsidiary,” it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Liens of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Liens are not permitted to be incurred as of such date under Section 4.11, the Company shall be in default of such covenant.
(d)    The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Liens by a Restricted Subsidiary of the Company of any outstanding Liens of such Unrestricted Subsidiary, and such designation shall only be permitted if (1) such Liens are permitted under Section 4.11 and (2) no Event of Default would be in existence following such designation.
SECTION 4.11    Limitations on Liens.

(a)    The Company shall not, and shall not permit any Restricted Subsidiary to create, incur, assume or otherwise cause to exist or become effective any Lien (a “Triggering Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, or any income or profits therefrom unless all payments due under this Indenture and the Notes (or under a Guarantee in the case of Liens of a Subsidiary Guarantor) are secured on an equal and ratable basis with the obligations so secured (such Indebtedness in respect of which the Notes or Guarantees have been so secured, the “Equal and Ratable Secured Indebtedness”) until such time as such obligations are no longer secured by a Triggering Lien.
(b)    In addition, the Company or any of the Restricted Subsidiaries may create, incur, assume or otherwise cause to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, without equally and ratably securing the Notes (or a Guarantee in the case of Liens of a Subsidiary Guarantor) pursuant to Section 4.11(a), if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Indebtedness outstanding (excluding Indebtedness secured by Permitted Liens and any Equal and Ratable Secured Indebtedness) and (2) all Attributable Indebtedness in respect of Sale and Leaseback Transactions (excluding Attributable Indebtedness in respect of Permitted Sale and Leaseback Transactions and Exempt Sale and Leaseback Transactions) would not exceed 20% of Consolidated Net Tangible Assets as of such date.
(c)    For purposes of determining compliance with this Section 4.11 and Section 4.12, (1) a Lien securing an item of Indebtedness need not be permitted solely by reference to either Section 4.11(a) or Section 4.11(b) or to one category (or portion thereof) of Permitted Liens described in clauses (1) through (27) of the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (2) in the event that a Lien securing an item of Indebtedness, Disqualified Equity Interests or preferred stock (or any portion thereof) meets the criteria of either Section 4.11(a) or Section 4.11(b) or one or more of the categories (or portions thereof) of Permitted Liens described in clauses (1) through (27), the Company shall, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with this Section 4.11. For the avoidance of doubt, if and to the extent that any Indebtedness is incurred to refinance, refund or replace any Indebtedness secured by Liens permitted under any clause of the definition of “Permitted Liens” or Section 4.11(b) that is limited by a percentage of Consolidated Net Tangible Assets, the Indebtedness so incurred may be secured by Liens pursuant to such clause or subclause or Section 4.11(b) at such time.
(d)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in the definition of “Indebtedness.”
SECTION 4.12    Limitations on Sale and Leaseback Transactions.
(a)    The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction after the Issue Date, unless:
(1)    the Company or the relevant Restricted Subsidiary receives Fair Market Value for the property sold (it being understood that, for the avoidance of doubt, fair value may take into account all circumstances of the Sale and Leaseback Transaction, including, without limitation, the lease back arrangement); and
(2)    the Company or a Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, applies, or enters into a definitive agreement to apply within such 365-day period, an amount equal to the net proceeds therefrom either:
(A)    to the redemption, repayment or other retirement for value of (i) the Notes or (ii) any indebtedness of the Company or any Restricted Subsidiary that is for borrowed money or is evidenced by a bond, note, debenture, guarantee or similar instrument (other than a trade payable or a current liability arising in the ordinary course of business) and which indebtedness ranks equally in right of payment with the Notes or a Guarantee, as applicable; or
(B)    to the purchase by the Company or a Restricted Subsidiary of property used in the trade or business of the Company or any Restricted Subsidiary.
Any Sale and Leaseback Transaction that fulfills the requirements of clauses (1) and (2) of this Section 4.12(a) is a “Permitted Sale and Leaseback Transaction.”
(b)    The provisions of the covenant in Section 4.12(a) will not apply to (each, an “Exempt Sale and Leaseback Transaction”):
(1)    a Sale and Leaseback Transaction if, at the time such Sale and Leaseback Transaction is entered into, the term of the related lease to the Company or the relevant Restricted Subsidiary of the property being sold pursuant to such transaction is three years or less;
(2)    a Sale and Leaseback Transaction for which the encumbrance on the relevant property would be a Permitted Lien; and
(3)    a Sale and Leaseback Transaction relating to a property entered into within 180 days after the latest of (A) the date of acquisition of such property by the Company or any Restricted Subsidiary, (B) the date of completion of construction of such property and (C) the date of commencement of full operations of such property.
(c)    In addition, the Company and the Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Indebtedness outstanding (excluding Indebtedness secured by Permitted Liens and any Equal and Ratable Secured Indebtedness) and (2) all Attributable Indebtedness in respect of Sale and Leaseback Transactions (excluding Attributable Indebtedness in respect of Permitted Sale and Leaseback Transactions or Exempt Sale and Leaseback Transactions) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets as of such date.
SECTION 4.13    Additional Guarantees.
After the Issue Date, the Company will cause each Restricted Subsidiary that guarantees Indebtedness (limited to clauses (1), (2) or (3) of the definition thereof) under any syndicated Credit Facility (including, without limitation, the Revolving Credit Facility) or capital markets debt securities in excess of $50,000,000, in each case of either the Company or any Subsidiary Guarantor, to execute and deliver to the Trustee, within 30 days of incurring such guarantee, a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary will provide a Guarantee. Each Guarantee shall be subject to the terms and limitations, including certain customary release provisions, contained in this Indenture.
The Company at any time at its sole option may cause any Subsidiary that is not a Subsidiary Guarantor to become a Subsidiary Guarantor by executing a supplemental indenture to this Indenture and delivering the documents required by this Indenture.
SECTION 4.14    Reports to Holders.
Whether or not required by the SEC, the Company shall furnish to the Trustee and the Holders of the Notes, from and after the Issue Date and within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC):
(1)    all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, an audit report on the annual financial statements by the Company’s certified independent accountants; and
(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file these reports.
In addition, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (1) and (2) of this Section 4.14 with the

SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.
At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of Consolidated Net Tangible Assets, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
In addition, for so long as any Notes remain outstanding, if at any time the Company is not required to file with the SEC the reports required by the preceding paragraphs, it shall furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
The Company will be deemed to have furnished the information and reports described above to the Trustee, the Holders of the Notes and prospective investors if the Company has filed such information and reports with the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system) and such information and reports are publicly available or, if the SEC will not accept the Company’s filings for any reason, if the Company posts such information and reports on its website within the time periods specified above. The Trustee shall have no responsibility whatsoever to determine if such information and reports have been filed with the SEC or posted on the Company’s website, and the delivery of such information and reports to the Trustee is for informational purposes only. The Trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates). The Trustee is under no duty to examine such information or reports to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.
The Company will also deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that, to the signing Officers’ knowledge, no Default or Event of Default exists, or if a Default or Event of Default exists, a description of such Default or Event of Default and what action the Company and/or Subsidiary Guarantors are taking or propose to take with respect thereto.
The Trustee shall have no duty to inquire as to the performance of the covenants set forth in this Indenture.
Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any financial information required by this Section 4.14 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.14) upon furnishing such financial information as contemplated by this Section 4.14 (but without regard to the date on which such financial statement or report is so furnished).

ARTICLE SIX

Successors
Section 5.01 of the Indenture shall be amended by replacing that section of the Indenture in its entirety with the following, but only with respect to the Notes:
SECTION 5.01    Limitations on Mergers, Consolidations and Sales of Assets.
(a)    The Company will not in a single transaction or a series of related transactions, (x) consolidate or merge with or into any Person (other than a merger that satisfies the requirements of Section 5.01(a)(1) with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Company’s jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company and the Restricted Subsidiaries (taken as a whole) to any Person or (y) adopt a Plan of Liquidation unless, in either case:
(1)    either:
(A)    the Company will be the surviving or continuing Person; or
(B)    the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture, all of the obligations of the Company under the Notes and this Indenture; provided that, in the case of the Company, at any time the Successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia;
(2)    immediately prior to and immediately after giving effect to such transaction and the assumption (if applicable) of the obligations as set forth in Section 5.01(a)(1)(B), no Default shall have occurred and be continuing; and
(3)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all applicable conditions and covenants contained in this Indenture have been complied with, that such supplemental indenture complies with the provisions of this Indenture and, with respect to such Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the Company or the Successor.

For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.
(b)    No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, unless:
(1)    either:
(A)    such Subsidiary Guarantor will be the surviving or continuing Person; or
(B)    the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture, all of the obligations of such Subsidiary Guarantor under the Guarantee of such Subsidiary Guarantor and this Indenture;
(2)    immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and
(3)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all applicable conditions and covenants contained in this Indenture have been complied with and that such supplemental indenture complies with the provisions of this Indenture and, with respect to such Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the Subsidiary Guarantor or such Person.
Notwithstanding the foregoing, (a) any Restricted Subsidiary may merge into the Company or another Restricted Subsidiary and (b) the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Subsidiary Guarantor is permitted to be released from its Guarantee in accordance with the provisions described under Section 10.04.
Upon any consolidation, combination or merger of the Company or a Subsidiary Guarantor, or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company or such Subsidiary Guarantor is not the continuing obligor under the Notes or its Guarantee, the surviving entity formed by such consolidation or into which the Company or such Subsidiary Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor under this Indenture, the Notes and the Guarantees with the same effect as if such surviving entity had been named therein as the Company or such Subsidiary Guarantor and, except in the case of a conveyance, transfer or lease, the Company or such Subsidiary Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Company’s or such Subsidiary Guarantor’s other obligations and covenants under the Notes, this Indenture and its Guarantee, if applicable.
ARTICLE SEVEN

Defaults and Remedies
Section 7.01.    Events of Default.
(a)    The first paragraph of Section 6.01 of the Indenture shall be amended by replacing that paragraph of the Indenture in its entirety with the following, but only with respect to the Notes (referred to as Securities of that series in the Indenture):
Each of the following is an “Event of Default” with respect to the Notes:
(1)    failure by the Company to pay interest on or any Additional Amounts with respect to any of the Notes when it becomes due and payable and the continuance of such failure for 30 days;
(2)    failure by the Company to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;
(3)    failure by the Company or any Subsidiary Guarantor to comply with any of its other covenants or agreements in, or provisions of, the Notes or this Indenture (other than an agreement, covenant or provision that has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than the Notes) which shall not have been remedied within the specified period after written notice, as specified in the last paragraph of this Section 6.01;
(4)    the Company or any Subsidiary Guarantor that is a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(A)    commences a voluntary case,
(B)    consents to the entry of an order for relief against it in an involuntary case,
(C)    consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or
(D)    makes a general assignment for the benefit of its creditors;
(5)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:

(A)    is for relief against the Company or any Subsidiary Guarantor that is a Significant Subsidiary as debtor in an involuntary case,
(B)    appoints a Bankruptcy Custodian of the Company or any Subsidiary Guarantor that is a Significant Subsidiary or a Bankruptcy Custodian for all or substantially all of the property of the Company or any Subsidiary Guarantor that is a Significant Subsidiary, or
(C)    orders the liquidation of the Company or any Subsidiary Guarantor that is a Significant Subsidiary;
(6)    any Guarantee of any of the Subsidiary Guarantors that is a Significant Subsidiary ceases to be in full force and effect with respect to the Notes (except as otherwise provided in this Indenture) or is declared null and void in a judicial proceeding, or any such Subsidiary Guarantor denies or disaffirms its obligations in writing under this Indenture or such Guarantee;
(7)    default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:
(A)    is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period, or
(B)    results in the acceleration of such Indebtedness prior to its express final maturity, and in each case, the outstanding principal amount of such Indebtedness, together with the outstanding principal amount of any other Indebtedness with respect to which an event described in Section 6.01(7)(A) or (B) has occurred and is continuing, aggregates to $40,000,000 or more; provided, however, that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of 10 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Notes shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree; or
(8)    one or more judgments or orders that exceed $40,000,000 in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered.

(b)    The last paragraph of Section 6.01 of the Indenture shall be amended by replacing that paragraph of the Indenture in its entirety with the following, but only with respect to the Notes:
A Default under clause (3) of this Section 6.01 is not an Event of Default until the Trustee notifies the Company and the Subsidiary Guarantors, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Default (or, in the case of a Default under clause (3) of this Section 6.01, if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected) notify the Company, the Subsidiary Guarantors and the Trustee, of the Default, and the Company or the applicable Subsidiary Guarantor, as the case may be, fails to cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”
Section 7.02.    Acceleration.
Section 6.02 of the Indenture shall be amended by replacing that section of the Indenture in its entirety with the following, but only with respect to the Notes:
SECTION 6.02    Acceleration.
If an Event of Default with respect to any Securities of any series at the time outstanding (other than an Event of Default specified in clause (4) or (5) of Section 6.01) occurs and is continuing, the Trustee, by written notice to the Company and the Subsidiary Guarantors, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Event of Default (or, in the case of an Event of Default described in clause (3) of Section 6.01, if outstanding Securities of other series are affected by such Event of Default, then at least 25% in principal amount of the then outstanding Securities so affected), by written notice to the Company, the Subsidiary Guarantors and the Trustee, may declare the principal of (or, if any such Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) and all accrued and unpaid interest on all then outstanding Securities of such series or of all series, as the case may be, to be due and payable. Upon any such declaration, the amounts due and payable on the Securities shall be due and payable immediately. If an Event of Default specified in clause (4) or (5) of Section 6.01 hereof occurs, such amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities of the series affected by such Event of Default or all series so affected, as the case may be, by written notice to the Trustee may rescind an acceleration and its consequences (other than nonpayment of principal of or premium or interest on or any Additional Amounts with respect to the Securities) if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default with respect to Securities of that series (or of all series, as the case may be) have been cured or waived, except nonpayment of principal, premium, interest or any Additional Amounts that has become due solely because of the acceleration, and (iii) the Trustee has been paid any amounts due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

ARTICLE EIGHT

Guarantee
Section 8.01.    Execution and Delivery of Guarantees.
Section 10.02 of the Indenture shall be amended by replacing that section of the Indenture in its entirety with the following, but only with respect to the Notes:
SECTION 10.02    Execution and Delivery of Guarantees.
To further evidence its Guarantee set forth in Section 10.01, each of the Subsidiary Guarantors hereby agrees that a notation relating to such Guarantee (the “Notation of Guarantee”), substantially in the form attached hereto as Annex A, shall be endorsed on each Security of the series entitled to the benefits of such Guarantee authenticated and delivered by the Trustee, which Notation of Guarantee shall be executed by an Officer of such Subsidiary Guarantor by manual signature, facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) or other electronic signature (including, without limitation, DocuSign and AdobeSign). Each of the Subsidiary Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security the Notation of Guarantee relating to such Guarantee. If any Officer of such Subsidiary Guarantor, whose signature is on this Indenture or the Notation of Guarantee no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, the Guarantee of such Security shall be valid nevertheless. The delivery of any Security of a series entitled to the benefits of a Guarantee under this Article X by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.
Section 8.02.    Release of Subsidiary Guarantors from Guarantee.
Section 10.04 of the Indenture shall be amended by replacing that section of the Indenture in its entirety with the following, but only with respect to the Notes:
SECTION 10.04    Release of Subsidiary Guarantors from Guarantee.
(a)    A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.05):
(1)    upon any consolidation with, or merger with or into, any Person by such Subsidiary Guarantor pursuant to Section 5.01(b);
(2)    upon the disposition of all or a portion of the capital stock of such Subsidiary Guarantor such that such Subsidiary Guarantor ceases to be a Subsidiary;
(3)    upon a sale, exchange, transfer or other disposition (including by way of merger, amalgamation, consolidation, dividend distribution or otherwise) of all or substantially all of the assets of such Subsidiary Guarantor to a Person other than the Company or a Subsidiary;
(4)    upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;
(5)    at such time as such Subsidiary Guarantor does not have any guarantees outstanding (and the release from one or more of such Subsidiary Guarantor’s other guarantees may be conditioned upon the concurrent release of such Subsidiary Guarantor’s Guarantee) that would have required such Subsidiary Guarantor to enter into a Guarantee pursuant to Section 4.13 except upon a discharge or release in full as a result of payment under such Guarantee (it being understood that a release subject to a contingent reinstatement is still considered a release);
(6)    upon defeasance of the Securities pursuant to Article VIII;
(7)    upon the discharge of the Company’s obligations under this Indenture;
(8)    as described under Section 9.06; or
(9)    upon delivery of a Suspension Event Notice pursuant to a Suspension Event;
provided, however, that in the case of Section 10.04(a)(1), if such other Person is not the Company or a Subsidiary Guarantor, then (i) either (A) such Subsidiary Guarantor’s obligations under its Guarantee must be expressly assumed by such other Person by a supplemental indenture, except that such assumption will not be required if such other Person is a Subsidiary of the Company, or (B) such transaction is (1) a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person or Persons that are not (either before or after giving effect to such transaction) the Company or a Subsidiary, or (2) a sale or other disposition of all of the Equity Interests of that Guarantor to a Person or Persons that are not (either before or after giving effect to such transaction) the Company or a Subsidiary, and (ii) the Company provides to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all applicable conditions and covenants contained in this Indenture have been complied with, that such supplemental indenture complies with the provisions of this Indenture and, with respect to such Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the Subsidiary Guarantor or such other Person.
(b)    The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from its Guarantee upon receipt of a written request of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel that the Subsidiary Guarantor is entitled to such release in accordance with the provisions of this Indenture. If the Subsidiary Guarantor is not so released, it shall remain liable for the full amount of principal of

(and premium, if any, on) and interest on the Notes entitled to the benefits of such Guarantee as provided in this Indenture, subject to the limitations of Section 10.03.
ARTICLE NINE

Miscellaneous
Section 9.01.    Governing Law; Waiver of Jury Trial; Venue.
THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
THE COMPANY, THE TRUSTEE AND THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTES) EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Trustee and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Section 9.02.    No Adverse Interpretation of Other Agreements.
This Supplemental Indenture may not be used to interpret another indenture (other than the Indenture), loan or debt agreement of the Company, any Subsidiary Guarantor or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.
Section 9.03.    Successors and Assigns.
All covenants and agreements of the Company and each of the Subsidiary Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns.

All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.
Section 9.04.    Counterpart Originals.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.
Section 9.05.    Severability.
In case any provision in this Supplement Indenture or in the Notes or in any Guarantee of a Subsidiary Guarantor shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.
Section 9.06.    Amendments Without Consent of Holders.
The following provisions shall be added to Section 9.01 of the Indenture, but only with respect to the Notes:
(14)    to release any Subsidiary Guarantor from any of its obligations under its Guarantee or this Indenture (to the extent permitted by this Indenture);
(15)    to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders of Notes or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder;
(16)    to conform the text of this Indenture, the Notes or any Guarantee to any provision of the “Description of Notes” section of the Final Offering Memorandum; or
(17)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date.
Section 9.07.    Amendments With Consent of Holders.
The fourth and fifth paragraphs of Section 9.02 of the Indenture shall be amended by replacing those paragraphs of the Indenture in their entirety with the following, but only with respect to the Notes:
The Holders of a majority in principal amount of the then outstanding Securities of one or more series or of all series (acting as one class) may waive (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or a solicitation of consents in respect of Securities of such series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series (but the terms of such offer or solicitation may vary from series to series)) any existing Default under, compliance in a particular instance by the Company or any Subsidiary Guarantor with any provision of, this Indenture with respect to Securities of such series (other than any continuing Default in the payment of the principal or interest on the Securities of such series).
However, without the consent of each Holder of the Securities of such series affected, an amendment, supplement or waiver under this Section 9.02 may not:
(1)    change the maturity of any Security of such series;
(2)    reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of any Security of such series;
(3)    reduce any premium payable upon optional redemption of any Security of such series, change the date on which any such Security is subject to redemption or otherwise alter the provisions with respect to the redemption of such Security (other than provisions specifying the notice periods for effecting a redemption);
(4)    make any Security of such series payable in money or currency other than that stated in such Security;
(5)    reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to this Indenture or the Securities of such series;
(6)    impair the rights of the Holder of a Security of such series to receive payments of principal of or interest on such Security; or
(7)    make any change in Section 9.01 or 9.02 of this Indenture.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first above written.
LGI HOMES, INC.
By: /s/ Eric T. Lipar
Name:     Eric T. Lipar
Title:     Chief Executive Officer
LGI HOMES GROUP, LLC
By: /s/ Eric T. Lipar
Name:    Eric T. Lipar
Title:    Manager
RIVERCHASE ESTATES PARTNERS, LLC

By: LGI Homes Group, LLC, its Sole Member
By: /s/ Eric T. Lipar
Name:    Eric T. Lipar
Title:    Manager

Signature Page to Third Supplemental Indenture

LGI HOMES-TEXAS, LLC
LGI HOMES AZ CONSTRUCTION, LLC
LGI HOMES – E SAN ANTONIO, LLC
LGI HOMES – ARIZONA, LLC
LGI HOMES – FLORIDA, LLC
LGI HOMES – GEORGIA, LLC
LGI CROWLEY LAND PARTNERS, LLC
LGI HOMES CORPORATE, LLC
LGI HOMES SERVICES, LLC
LGI HOMES AZ SALES, LLC
LGI HOMES – NEW MEXICO, LLC
LGI HOMES NM CONSTRUCTION, LLC
LUCKEY RANCH PARTNERS, LLC
LGI HOMES – COLORADO, LLC
LGI HOMES – NC, LLC
LGI HOMES – SC, LLC
LGI HOMES – TENNESSEE, LLC
LGI HOMES – WASHINGTON, LLC
LGI HOMES – OREGON, LLC
LGI HOMES – ALABAMA, LLC
LGI HOMES – MINNESOTA, LLC
LGI HOMES – OKLAHOMA, LLC
LGI LIVING, LLC
LGI HOMES – CALIFORNIA, LLC
LGI HOMES – MARYLAND, LLC
LGI HOMES – VIRGINIA, LLC
LGI HOMES – WEST VIRGINIA, LLC
LGI HOMES – WISCONSIN, LLC
LGI LEASING, LLC
LGI HOMES – PENNSYLVANIA, LLC
LGI HOMES – UTAH, LLC
By: LGI Homes Group, LLC, its Manager
By: /s/ Eric T. Lipar
Name:    Eric T. Lipar
Title:    Manager

    Signature Page to Third Supplemental Indenture

LGI HOMES – NEVADA, LLC
By: /s/ Christopher M. Kelly
Name:    Christopher M. Kelly
    Title:    Manager

    Signature Page to Third Supplemental Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By: /s/ Quinton M. DePompolo
    Name:     Quinton M. DePompolo
    Title:     Banking Officer
    Signature Page to Third Supplemental Indenture

Appendix A
PROVISIONS RELATING TO THE NOTES
1.    Definitions
1.1    Definitions.
For the purposes of this Appendix the following terms shall have the meanings indicated below:
“Agent Members” has the meaning set forth in Section 2.1(b).
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository for such Global Note, to the extent applicable to such transaction and as in effect from time to time.
“Automatic Exchange” has the meaning set forth in Section 2.3(c)(vi).
“Automatic Exchange Date” has the meaning set forth in Section 2.3(c)(vi).
“Automatic Exchange Notice” has the meaning set forth in Section 2.3(c)(vi).
“Automatic Exchange Notice Date” has the meaning set forth in Section 2.3(c)(vi).
“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(d).
“Depository” means The Depository Trust Company, its nominees and their respective successors.
“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the latest of (1) the Issue Date, (2) the original issue date of any Additional Notes and (3) the date on which any such Notes (or any predecessor of such Notes) were first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S.
“Initial Purchasers” means (1) with respect to the Notes issued on the Issue Date, Wells Fargo Securities, LLC, BofA Securities, Inc., Fifth Third Securities, Inc., U.S. Bancorp Investments, Inc., BNP Paribas Securities Corp., Citizens Capital Markets, Inc., BMO Capital Markets Corp., Wedbush Securities Inc., PNC Capital Markets LLC, Woodrock Securities, LP and Regions Securities LLC and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.
“Global Notes” has the meaning set forth in Section 2.1(a).
    App-A-1

“Notes” means (1) $300,000,000 aggregate principal amount of the Company’s 4.000% Senior Notes due 2029 issued on the Issue Date and (2) Additional Notes, if any.
“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
“Permanent Regulation S Global Note” has the meaning set forth in Section 2.1(a).
“Purchase Agreement” means (1) with respect to the Notes issued on the Issue Date, the Purchase Agreement dated June 14, 2021, among the Company, the guarantors party thereto and Wells Fargo Securities, LLC, as representative of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the guarantors party thereto and the Persons purchasing such Additional Notes.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Global Note” has the meaning set forth in Section 2.1(a).
“Resale Restriction Termination Date” has the meaning set forth in Section 2.3(d)(i).
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Global Note” has the meaning set forth in Section 2.1(a).
“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.
“Securities Act” means the Securities Act of 1933, as amended.
“Temporary Regulation S Global Note” has the meaning set forth in Section 2.1(a).
“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(d) hereto.
2.    The Notes.
2.1    (a)     Form and Dating. The Notes will be offered and sold by the Company pursuant to a Purchase Agreement. The Notes will be resold initially only to (i) QIBs in reliance on Rule 144A and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Notes may thereafter be transferred to, among others, QIBs and purchasers in
    App-A-2

reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, a permanent global note (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, a Permanent Regulation S Global Note or a Definitive Note only (i) upon certification in the form set forth on the reverse side of the Note that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act, and (ii) in the case of an exchange for a Definitive Note, in compliance with the requirements of Section 2.4(a) hereof.
Interests in Temporary Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the interest in the Temporary Regulation S Global Note first delivers to the Trustee a written certificate (in the form set forth on the reverse side of the Note) to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person (a) whom the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
Interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form set forth on the reverse side of the Note) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).
The Rule 144A Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
    App-A-3

(b)     Book-Entry Provisions. This Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depository.
The Company shall execute and the Trustee shall, upon receipt of a Company Order, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.
Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(c)     Definitive Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4 hereof, owners of interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.
2.2    Authentication.
The Trustee shall, upon receipt of a Company Order, authenticate and deliver (1) on the Issue Date, an aggregate principal amount of $300,000,000 of the Company’s 4.000% Senior Notes Due 2029, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the Company Order pursuant to Section 2.04 of the Indenture and (3) in connection with any Automatic Exchange pursuant to Section 2.3(c)(vi) hereof, the Global Note that is not a Transfer Restricted Note. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.
2.3    Transfer and Exchange.
(a)    Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
(x)    to register the transfer of such Definitive Notes; or
(y)    to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,
    App-A-4

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(i)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(ii)    if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) hereof or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
(A)    if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
(B)    if such Definitive Notes are being transferred to the Company, a certification to that effect; or
(C)    if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse side of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i) hereof.
(b)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
(i)    a certification (in the form set forth on the reverse side of the Note) that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and
(ii)    written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule
    App-A-5

144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions an interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.
(c)    Transfer and Exchange of Global Notes.
(i)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.
(ii)    If the proposed transfer is a transfer of an interest in one Global Note to an interest in another Global Note, upon receipt of (A) a certification, in the form set forth on the reverse side of the Note, that such interest is either (x) being transferred to a QIB in accordance with Rule 144A or (y) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of an interest in the Permanent Regulation S Global Note, and (B) instructions given in accordance with the Applicable Procedures to reflect such transfer, the Registrar shall approve such instructions in accordance with the Applicable Procedures and reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
(iii)    Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 hereof), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
    App-A-6

(iv)    In the event that a Global Note is exchanged for a Definitive Note pursuant to Section 2.4 hereof, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse side of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
(v)    During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note), or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.
(vi)    Upon the Company’s satisfaction that the Notes are no longer Transfer Restricted Notes and the legends in Section 2.3(d) below shall no longer be required in order to maintain compliance with the Securities Act, interests in a Transfer Restricted Note that is a Global Note may, at the Company’s option, be automatically exchanged into interests in a Global Note that is not a Transfer Restricted Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day (or in the case of the Temporary Regulation S Global Note, the 40th calendar day) after (A) with respect to the Notes issued on the Issue Date, the Issue Date or (B) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Notes are no longer Transfer Restricted Notes and the legend in Section 2.3(d) below shall no longer be required in order to maintain compliance with the Securities Act, the Company may (i) provide written notice to the Trustee at least 15 calendar days prior to any Automatic Exchange of the Resale Restriction Termination Date, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders with a copy to the Trustee at least 15 calendar days prior to any Automatic Exchange (an “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Supplemental Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Transfer Restricted Note from which such Holder’s interests will be transferred and (z) the “CUSIP” number of the Global Note that is not a Transfer Restricted Note into which such Holder’s interests will be transferred, and (iii) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Global Notes that are not Transfer Restricted Notes accompanied by a Company Order, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes to be exchanged. Notwithstanding anything to the contrary in this Section 2.3(c)(vi), during the 10-day period between the Automatic Exchange Notice Date and the Automatic Exchange Date,
    App-A-7

no transfers or exchanges other than pursuant to this Section 2.3(c)(vi) shall be permitted without the prior written consent of the Company. As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate to the effect that such Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the legends in Section 2.3(d) below shall no longer be required in order to maintain compliance with the Securities Act, and that the aggregate principal amount of the particular Global Notes that are Transfer Restricted Notes may be transferred to the particular Global Notes that are not Transfer Restricted Notes by adjustment made on the records of the Trustee, as Notes Custodian, to reflect such Automatic Exchange. The Transfer Restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following such Automatic Exchange.
(d)    Legend.
(i)    Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form:
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATEST OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATEST OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO
    App-A-8

RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM $250,000 PRINCIPAL AMOUNT OF NOTES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
Each Global Note shall also bear the following additional legend:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION
    App-A-9

OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
Each Temporary Regulation S Global Note shall also bear the following additional legend:
EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR BENEFICIAL INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING A BENEFICIAL INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH BENEFICIAL INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.
AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE) TO THE EFFECT THAT THE
    App-A-10

REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).
Each Definitive Note shall also bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION TO ENSURE THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
(ii)    Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Note).
(e)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
(f)    No Obligation of the Trustee.
    App-A-11

(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through a member of, or a participant of, the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
2.4    Definitive Notes.
(a)    A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 hereof shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository within 90 days of such notice or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Supplemental Indenture.
(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized
    App-A-12

denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 thereof and registered in such names as the Depository shall direct in writing. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(d) hereof, bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit A hereto.
(c)    Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Supplemental Indenture or the Notes.
(d)    In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of the Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.
    App-A-13

Exhibit A
[FORM OF FACE OF NOTE]
[Global Notes Legend]
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
[Restricted Notes Legend]
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATEST OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS
Ex-A-1

THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATEST OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM $250,000 PRINCIPAL AMOUNT OF NOTES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
[Temporary Regulation S Global Note Legend]
EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR BENEFICIAL INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING A BENEFICIAL INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON
Ex-A-2

CERTIFICATION IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH BENEFICIAL INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.
AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).
[Definitive Notes Legend]
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER
Ex-A-3

INFORMATION TO ENSURE THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Ex-A-4

No.    $
CUSIP No.
ISIN No.
4.000% Senior Note due 2029
LGI Homes, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of       Dollars on July 15, 2029 [or such greater or lesser amount as may be indicated on Schedule of Increases or Decreases in the Global Note attached hereto]1.
Interest Payment Dates: January 15 and July 15.
Record Dates: January 1 and July 1.
        Additional provisions of this Note are set forth on the other side of this Note.
[Signature Page Follows]

1 If this Note is a Global Note, add this provision.
Ex-A-5

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
Dated:    LGI HOMES, INC.
                            By:
    Name:
    Title:
    By:
    Name:
    Title:
TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
WILMINGTON TRUST, NATIONAL ASSOCIATION,
    as Trustee, certifies that
    this is one of the Notes
    referred to in the Indenture.
By:
    Authorized Signatory
Dated:
Ex-A-6

[FORM OF REVERSE SIDE OF NOTE]
4.000% Senior Note due 2029
Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    Interest. LGI Homes, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2022. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.    Method of Payment. The Company will pay, or cause a Paying Agent to pay, interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the January 1 or July 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date, the Company will make all payments on the Holder’s Notes to an account in the United States in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.
3.    Paying Agent and Registrar. Initially, Wilmington Trust, National Association, in its capacity as trustee (the “Trustee”) under the Indenture (as defined herein), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent or Registrar.
4.    Indenture. The Company issued the Notes under an indenture dated as of July 6, 2018 (the “Base Indenture”), among the Company, the subsidiary guarantors from time to time party thereto and the Trustee, as supplemented by the third supplemental indenture thereto dated as of June 28, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended from time to time (the “Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. In the event of any inconsistency between the terms of the Indenture and this Note, the terms of the Indenture shall control.
Ex-A-7

The Notes are general unsecured obligations of the Company and are initially issued in an aggregate principal amount of $300,000,000. The Company may, subject to the provisions of the Indenture, issue Additional Notes of the same series from time to time without the consent of the Holders. The Notes initially issued and any Additional Notes subsequently issued under the Indenture will be treated as a single series for all purposes of the Indenture, including, without limitation, with respect to waivers, amendments, supplements, redemptions and offers to purchase.
The Indenture contains covenants that limit the ability of the Company and certain of its subsidiaries to incur certain secured indebtedness; incur certain liens; enter into certain sale and leaseback transactions; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and designate unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications.
5.    Optional Redemption.     Except as set forth below, the Company shall not be entitled to redeem the Notes.
On and after January 15, 2029, the Company shall be entitled at its option to redeem all or a part of the Notes at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date).
At any time prior to January 15, 2029, the Company shall be entitled at its option to redeem all or a part of the Notes at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the Redemption Date (subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date).
6.    Notice of Redemption. Notice of redemption shall be mailed by first class mail to each Holder of Notes to be redeemed at its registered address or otherwise delivered in accordance with the procedures of the Registrar at least 10 days but not more than 60 days before the Redemption Date, except that notice of redemption may be delivered more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with the provisions of the Indenture. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.
7.    Put Provisions. Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require that the Company repurchase all or any part of the Notes
Ex-A-8

of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture.
8.    Guarantee. The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.
9.    Denominations; Transfer; Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Company, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of a Note to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding Interest Payment Date.
10.    Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of it for all purposes.
11.    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.
12.    Discharge and Defeasance. Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company or the Subsidiary Guarantors deposit with the Trustee any combination of money or Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.
13.    Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, (a) the Indenture or any series of securities under the Indenture (including the Notes) may be amended with the written consent of the Holders of at least a majority in principal amount of the securities of such series then outstanding and (b) any existing Default under, or compliance with any provision of, the Indenture may be waived with the written consent of the Holders of a majority in principal amount of the securities of such series then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture, the Guarantees or the Notes to cure any ambiguity, defect or inconsistency, or to provide for
Ex-A-9

uncertificated Notes in addition to or in place of Definitive Notes, or to provide for the assumption of the Company’s or any Subsidiary Guarantor’s obligations to the Holders in the case of a merger or acquisition, or to release any Subsidiary Guarantor from any of its obligations under its Guarantee or the Indenture (to the extent permitted by the Indenture), or to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders of Notes or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder, or to comply with SEC rules and regulations or changes to applicable law, or to conform the text of the Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” section of the Final Offering Memorandum, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date, or to allow any Subsidiary Guarantor to execute a supplemental indenture or a Guarantee with respect to the Notes, or to comply with the rules of any applicable securities depositary.
14.    Defaults and Remedies. Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Notes; (b) default in payment of principal on the Notes at maturity, upon redemption, upon purchase, upon acceleration or otherwise; (c) failure by the Company to comply with other agreements or covenants in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $40 million; (e) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $40 million; and (g) certain defaults with respect to Guarantees of the Company or any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all amounts owing under the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the then-outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest or a Default in complying with Section 5.01 of the Indenture) if a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.
15.    Trustee Dealings with Company. Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
Ex-A-10

16.    No Recourse Against Others. No past, present or future director, manager, officer, employee, incorporator, member, stockholder, partner or other owner of the Company or any Restricted Subsidiary shall have any liability for any obligations of the Company under the Notes or the Indenture or any Subsidiary Guarantor under its Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.
17.    Authentication. This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
18.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19.    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
20.    Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

LGI HOMES, INC.
1450 Lake Robbins Drive, Suite 430
The Woodlands, Texas 77380
Attention: Corporate Secretary

Ex-A-11

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. no.)

and irrevocably appoint      agent
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any “Affiliate” of the Company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being transferred in accordance with its terms:
Ex-A-12

CHECK ONE BOX BELOW

(1)	☐	to the Company or a Subsidiary of the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act; or

(3)	☐	inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)	☐
to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter in the form of Exhibit B containing certain representations and agreements relating to the transfer of this Note.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.
Signature Guarantee*: _________________________

*    Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
Ex-A-13

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by
an executive officer

Ex-A-14

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

Ex-A-15

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Indenture, check the following box:
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount in principal amount (must be a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) you elect to have purchased: $____________

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Tax Identification No.:

Signature Guarantee*:

*    Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex-A-16

FORM OF NOTATION OF GUARANTEE
For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in, and subject to the provisions in, the Indenture dated as of July 6, 2018 among LGI Homes, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture thereto dated as of June 28, 2021, among the Company, the Subsidiary Guarantors and the Trustee (together, the “Indenture”), (a) the due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Notes, whether at stated maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.
[Signature Pages Follow]

Ex-A-17

LGI HOMES GROUP, LLC
By:
Name:    Eric T. Lipar
Title:    Manager
RIVERCHASE ESTATES PARTNERS, LLC

By: LGI Homes Group, LLC, its Sole Member
By:
Name:    Eric T. Lipar
Title:    Manager

Ex-A-18

LGI HOMES-TEXAS, LLC
LGI HOMES AZ CONSTRUCTION, LLC
LGI HOMES – E SAN ANTONIO, LLC
LGI HOMES – ARIZONA, LLC
LGI HOMES – FLORIDA, LLC
LGI HOMES – GEORGIA, LLC
LGI CROWLEY LAND PARTNERS, LLC
LGI HOMES CORPORATE, LLC
LGI HOMES SERVICES, LLC
LGI HOMES AZ SALES, LLC
LGI HOMES – NEW MEXICO, LLC
LGI HOMES NM CONSTRUCTION, LLC
LUCKEY RANCH PARTNERS, LLC
LGI HOMES – COLORADO, LLC
LGI HOMES – NC, LLC
LGI HOMES – SC, LLC
LGI HOMES – TENNESSEE, LLC
LGI HOMES – WASHINGTON, LLC
LGI HOMES – OREGON, LLC
LGI HOMES – ALABAMA, LLC
LGI HOMES – MINNESOTA, LLC
LGI HOMES – OKLAHOMA, LLC
LGI LIVING, LLC
LGI HOMES – CALIFORNIA, LLC
LGI HOMES – MARYLAND, LLC
LGI HOMES – VIRGINIA, LLC
LGI HOMES – WEST VIRGINIA, LLC
LGI HOMES – WISCONSIN, LLC
LGI LEASING, LLC
LGI HOMES – PENNSYLVANIA, LLC
LGI HOMES – UTAH, LLC
By: LGI Homes Group, LLC, its Manager
By:
Name:    Eric T. Lipar
Title:    Manager

Ex-A-19

LGI HOMES – NEVADA, LLC
By:
Name:    Christopher M. Kelly
    Title:    Manager

Ex-A-20

Exhibit B
FORM OF TRANSFEREE LETTER OF REPRESENTATION
LGI Homes, Inc.
In care of
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attention: LGI Homes, Inc. Account Manager
Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[    ] principal amount of the 4.000% Senior Notes due 2029 (the “Notes”) of LGI Homes, Inc. (with its successors and assigns, the “Company”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number:
The undersigned represents and warrants to you that:
1.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2.    We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company
    Ex-B-1

or any subsidiary thereof, (ii) inside the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

Signature Guarantee*: ______________________	TRANSFEREE: ,

by:

*    Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

    Ex-B-2